Exhibit 99.1

Novo Integrated Sciences Appoints New President

BELLEVUE, Wash., February 16, 2024 - Novo Integrated Sciences, Inc. (NASDAQ: NVOS) (the “Company” or “Novo”) announces today Mr. Robert Oliva has been appointed as the Company’s new President. Mr. Oliva succeeds Mr. Christopher David, who remains as the Company’s Chief Operating Officer and as a member of the Company’s Board of Directors.

Mr. Oliva has over 35 years of ownership and proven business development with expertise in manufacturing related operations. Mr. Oliva is expected to advance the Company’s product-related operational efficiency while managing aggressive, yet sustainable growth and improving margins.

Robert Mattacchione, the Company’s CEO and Board Chairman, stated, “The addition of Mr. Oliva comes at a time when the Company is focusing significant energy and resources in ramping up our manufacturing and product offerings. His years of building a manufacturing business, from the ground up, into a significant, profitable enterprise will be an enormous asset in providing oversight and guidance to the Company’s leadership team. Rob’s proven success coupled with the Company’s expected near-term capital injection will allow our product-based business unit to experience accelerated growth. We are extremely fortunate to have Mr. Oliva join the Novo family and look forward to the indubitably noteworthy impact his addition will have on our Company.”

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, advanced therapeutics, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.

11120 NE 2nd Street, Suite 100Bellevue, WA98004USA

Phone: (206) 617-9797

www.novointegrated.com

●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral based healthcare services, including the patient’s home.

●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting-edge advancement in patient-first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David, COO & President
Novo Integrated Sciences, Inc.
chris.david@novointegrated.com
(888) 512-1195